[LOGO OF CDI CORP]

NEWS RELEASE

CDI CORP. REPORTS THIRD QUARTER 2008 NET EARNINGS OF $0.41 PER DILUTED SHARE AND ANNOUNCES DIVIDEND

Philadelphia (October 30, 2008) - CDI Corp. (NYSE:CDI) today reported net earnings for the third quarter ended September 30, 2008 and announced a quarterly cash dividend.

For the quarter ended September 30, 2008, the company reported net earnings from continuing operations of $8.1 million, or $0.41 per diluted share, on revenue of $281.9 million versus $8.0 million in net earnings, or $0.39 per diluted share, on revenue of $298.7 million in the prior-year quarter. Third quarter 2008 net earnings include a $3.3 million reduction in income tax expense due to the recognition of foreign research and development credits, and $0.5 million in pre-tax costs related to the credit. This income tax credit includes previously-disclosed credits for the years 2005 and 2006 of $2.2 million as well as recognition of additional credits for 2007 and 2008.

The company also announced a quarterly cash dividend of $0.13 per share to be paid on November 26, 2008 to all shareholders of record as of November 12, 2008.

"As previously announced, year-over-year revenue declined by 5.6% or $16.8 million driven by effects of the Gulf Coast hurricanes of $4.2 million and an unfavorable foreign currency impact of $3.1 million, with the remainder primarily reflecting the weakening in North America and U.K. employment markets," said President and Chief Executive Officer, Roger H. Ballou. "The company also incurred $0.5 million in costs during the quarter to obtain a previously-announced major account expansion in our IT Solutions segment which should produce profitable revenue growth in later quarters."

The company also reported that it repurchased 880,672 shares of common stock during the third quarter under the previously-announced stock repurchase program.

BUSINESS SEGMENT DISCUSSION

The CDI Engineering Solutions segment reported a 1.4% decrease in third quarter revenue compared to the prior-year quarter due to the effects of the Gulf storms. Operating profit declined by 19.0% versus the comparable year-ago quarter due primarily to the Gulf Coast hurricanes' impact on higher-margin alternative energy projects in the Process & Industrial vertical.

Management Recruiters International, Inc. (MRI) reported a revenue decline of 12.7% compared to the third quarter of 2007, reflecting weakness in royalty revenue and a decline in contract staffing. Operating profit declined by 27.8% versus the prior-year quarter primarily due to the aforementioned decline in higher-margin royalties driven by weakness in consumer products, industrial and financial services.

At U.K.-based AndersElite (Anders), revenue declined 16.3% (or 11.3% on a constant currency basis) versus the prior-year quarter driven by continued significant weakness in permanent placement in both property development and residential housing construction in the U.K. Operating profit declined by 64.0% due to the decline in high-margin permanent placement revenue, somewhat offset by cost control measures.

As previously disclosed, the U.K. Office of Fair Trading (OFT) has been investigating alleged anti-competitive behavior by Anders and a number of its competitors in the U.K. construction recruitment industry. CDI is in the process of reviewing the draft Statement of Objections issued on October 21, 2008 and has until January 9, 2009 to respond to the OFT regarding its contents. Although the draft Statement of Objections does not propose a specific fine, based on the preliminary findings the company continues to believe that a fine will be imposed and that the amount of such fine could be material. Anders continues to cooperate with the OFT in the investigation under the OFT's corporate leniency program.

CDI IT Solutions third quarter revenue was essentially flat compared to the year-ago quarter, reflecting the ramp-up of a previously-announced account expansion of a large IT client offset by staffing declines in retail staffing and the automotive sector. Operating profit declined by 32.0% on a year-over-year basis due primarily to the aforementioned factors as well as the account expansion costs of $0.6 million.

CORPORATE SUMMARY

Corporate overhead costs decreased by 11.2%, reflecting lower variable compensation expenses and cost containment measures partially offset by costs associated with the aforementioned foreign research and development tax credits.

"We ended the quarter with $77.5 million in cash and cash equivalents," said Ballou. "With our cash on hand and untapped borrowing capacity, we should have sufficient resources to support organic revenue growth, capital spending, our stock repurchase program, shareholder dividends and strategic acquisitions."

BUSINESS OUTLOOK

"Over the short-to-medium term, we anticipate continued weakness in hiring demand. We have also seen some further deterioration in property development in the U.K. and in consumer product and industrial demand in the U.S.," said Ballou. "In spite of anticipated growth in the aerospace, government services and life sciences sectors, the unsettled global market environment could cause overall fourth quarter CDI revenue to decline 9% to 12% (or 4% to 6% on a constant currency basis) and pre-tax operating profit to decline approximately 30% to 40% versus the year-ago quarter.

"While we are pleased with our pipeline of future engineering projects, there are ongoing risks of project delays and cancellations due to the current credit environment and recent oil price reduction. Additionally, staffing demand could remain soft well into 2009. With this uncertain economic environment, business projections for 2009 are not reliable at this time. We are confident, however, that we will be able to manage through this period with appropriate expense reductions while still positioning the company for long-term growth.

"Despite the current economic volatility, we remain confident with our long-term strategic focus on providing high-value services to an increasingly global customer base - particularly in market segments driven by global demand for energy, the need to invest in infrastructure and homeland security spending."

FINANCIAL TABLES FOLLOW

CONFERENCE CALL/WEBCAST

CDI Corp. will conduct a conference call at 11 a.m. (ET) today to discuss this announcement. The conference call will be broadcast live over the Internet and can be accessed by any interested party at WWW.CDICORP.COM. An online replay will be available at WWW.CDICORP.COM for 14 days after the call.

COMPANY INFORMATION
Headquartered in Philadelphia, CDI Corp. (NYSE:CDI) is a leading provider of engineering & information technology outsourcing solutions and professional staffing. Its operating units include CDI Engineering Solutions, CDI IT Solutions, CDI AndersElite Limited, and Management Recruiters International, Inc. Visit CDI at WWW.CDICORP.COM.

                  CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including statements about our strategies for growth and future financial results (such as revenues, pre-tax profit and tax rates), are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should", intends," "plans," "estimates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: changes in general economic conditions and levels of capital spending by customers in the industries that we serve; deterioration of the financial and capital markets which may result in the postponement or cancellation of our customers' capital projects; competitive market pressures; our ability to maintain and grow our revenue base; the availability and cost of qualified labor; our level of success in attracting, training, and retaining qualified management personnel and other staff employees; changes in customers' attitudes towards outsourcing; credit risks associated with our customers; changes in tax laws and other government regulations; the possibility of incurring liability for our activities, including the activities of our temporary employees; our performance on customer contracts; adverse consequences arising out of the U.K. Office of Fair Trading investigation; and government policies or judicial decisions adverse to our businesses. More detailed information about some of these risks and uncertainties may be found in our filings with the SEC, particularly in the "Risk Factors" section of our Form 10-K's and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Form 10-K's and Form 10-Q's. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS:

Vincent Webb
Vice President, Corporate Communications & Marketing
215-636-1240
VINCE.WEBB@CDICORP.COM

Mark Kerschner
Chief Financial Officer
215-636-1105
MARK.KERSCHNER@CDICORP.COM

                                       ###

                                             CDI CORP. AND SUBSIDIARIES
                                        CONSOLIDATED EARNINGS RELEASE TABLES
                                                     (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            For the three months ended                For the nine months ended
                                           -----------------------------------------------------     ---------------------------
                                                       September 30,                June 30,                September 30,
                                           -----------------------------------                     -----------------------------
                                                2008               2007              2008               2008              2007
                                           ----------------  -----------------  ----------------   ---------------- ------------
Revenue                                         $  281,865         $  298,708        $  289,211         $  864,956   $  888,339

Cost of service                                    219,279            226,315           221,629            663,533      676,106
                                           ----------------  -----------------  ----------------   ---------------- ------------

Gross profit                                        62,586             72,393            67,582            201,423      212,233

Operating and administrative expenses               55,766             60,825            56,826            172,884      177,091
                                           ----------------  -----------------  ----------------   ---------------- ------------

Operating profit                                     6,820             11,568            10,756             28,539       35,142

Other income, net                                    1,065                508               613              2,926        1,207
                                           ----------------  -----------------  ----------------   ---------------- ------------

Earnings from continuing operations

  before income taxes                                7,885             12,076            11,369             31,465       36,349

Income tax expense (benefit)                         (241)              4,109             4,390              8,436       12,692
                                           ----------------  -----------------  ----------------   ---------------- ------------

Earnings from continuing operations                  8,126              7,967             6,979             23,029       23,657


Earnings from discontinued operations                    -              1,622                 -                  -        2,729
                                           ----------------  -----------------  ----------------   ---------------- ------------

Net earnings                                     $   8,126          $   9,589         $   6,979         $   23,029   $   26,386
                                           ================  =================  ================   ================ ============

Diluted earnings per share
   Earnings from continuing operations           $    0.41          $    0.39         $    0.34          $    1.14    $    1.17

    Earnings from discontinued operations                -               0.08                 -                  -         0.13
                                           ----------------  -----------------  ----------------   ---------------- ------------
   Net earnings                                  $    0.41          $    0.47         $    0.34          $    1.14    $    1.30
                                           ================  =================  ================   ================ ============


Average diluted number of shares                    20,023             20,454            20,409             20,279       20,351
                                           ================  =================  ================   ================ ============

SELECTED BALANCE SHEET DATA FROM            September 30,        June 30,        December 31,         September 30,
CONTINUING OPERATIONS:                          2008               2008              2007                 2007
----------------------
                                           ----------------  -----------------  ----------------   ----------------

Cash and cash equivalents                       $   77,484         $  121,423        $  127,059         $  113,582

Accounts receivable, net                        $  213,970         $  214,073        $  210,629         $  232,283

Current assets                                  $  316,051         $  347,864        $  348,754         $  356,313

Total assets                                    $  430,976         $  449,536        $  450,058         $  459,777

Current liabilities                             $   95,714         $   92,289        $  102,741         $  116,967

Shareholders' equity                            $  322,339         $  344,319        $  334,978         $  329,969

                                             CDI CORP. AND SUBSIDIARIES
                                        CONSOLIDATED EARNINGS RELEASE TABLES
                                                     (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      For the three months ended             For the nine months ended
                                            ----------------------------------------------   ---------------------------
SELECTED CASH FLOW DATA FROM                           September 30,            June 30,            September 30,
                                            --------------------------------                 -------------------------
CONTINUING OPERATIONS:                            2008               2007         2008            2008         2007
------------------------------------------  ---------------     ------------  ------------   ------------  -----------

Depreciation expense                             $   3,101        $   2,870     $   2,828      $   8,799    $   8,097

Capital expenditures                             $   3,496        $   1,198     $   1,514      $   9,454    $   5,844

Dividends paid                                   $   2,598        $   2,228     $   2,637      $   7,881    $   6,660

Free cash flow for the quarter ended
September 30, 2008 is shown below:

     Net cash provided by operating activities         $   3,479
     Less: capital expenditures                          (3,496)
     Less: dividends paid                                (2,598)
                                                 ----------------
     Free cash flow                                    $ (2,615)
                                                 ================

                                                        For the three months ended               For the nine months ended
                                               -----------------------------------------    -------------------------------
SELECTED EARNINGS AND OTHER FINANCIAL                  September 30,          June 30,                September 30,
                                               ----------------------------                 -------------------------------
DATA FROM CONTINUING OPERATIONS:                  2008            2007         2008             2008                 2007
---------------------------------------------  ------------  -------------- ------------    -------------     -------------

Revenue                                         $  281,865      $  298,708   $  289,211       $  864,956      $  888,339

Gross profit                                    $   62,586      $   72,393   $   67,582       $  201,423      $  212,233

Gross profit margin                                  22.2%           24.2%        23.4%            23.3%           23.9%

Operating and administrative expenses as a
percentage of revenue                                19.8%           20.4%        19.7%            20.0%           19.9%

Corporate expenses                               $   4,372       $   4,926    $   4,319       $   13,777      $   14,775
Corporate expenses as a percentage of revenue         1.6%            1.6%         1.5%             1.6%            1.7%

Operating profit margin                               2.4%            3.9%         3.7%             3.3%            4.0%

Effective income tax rate                            -3.1%           34.0%        38.6%            26.8%           34.9%

After-tax return on shareholders' equity (a)          9.6%            9.5%         9.3%

Pre-tax return on net assets (b)                     20.1%           20.5%        22.1%

Variable contribution margin (c)                        NM           14.2%           NM               NM           19.0%

                                             CDI CORP. AND SUBSIDIARIES
                                        CONSOLIDATED EARNINGS RELEASE TABLES
                                                     (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        For the three months ended         For the nine months ended
                                           ----------------------------------------   --------------------------------
SELECTED SEGMENT DATA FROM                         September 30,          June 30,              September 30,
                                           --------------------------                 --------------------------------
CONTINUING OPERATIONS:                          2008          2007         2008            2008             2007
--------------------------------------     -------------  -----------   -----------   -------------   ----------------

ENGINEERING SOLUTIONS (D)

Revenue                                    $  151,754     $  153,888    $ 153,100     $  461,006      $  456,952

Gross profit                                   30,152         31,757       32,600         97,452          93,123
Gross profit margin                              19.9%          20.6%        21.3%          21.1%           20.4%

Operating profit                                6,430          7,940        8,953          26,204         25,321
Operating profit margin                           4.2%           5.2%        5.9%            5.7%            5.5%

MANAGEMENT RECRUITERS INTERNATIONAL
Revenue                                    $   18,184     $   20,831    $  19,401     $   57,216      $   56,500

Gross profit                                   10,326         11,952       10,533         31,553          33,517
Gross profit margin                              56.8%          57.4%        54.3%          55.1%           59.3%

Operating profit                                3,063          4,241        3,493          8,806          11,840
Operating profit margin                          16.8%          20.4%        18.0%          15.4%           21.0%

ANDERSELITE

Revenue                                    $   55,558     $   66,356    $  60,245     $  177,543      $  191,144

Gross profit                                   11,876         18,023       13,529         41,069          51,654
Gross profit margin                              21.4%          27.2%        22.5%          23.1%           27.0%

Operating profit                                1,389          3,857        1,489          5,653          10,070
Operating profit margin                           2.5%           5.8%         2.5%           3.2%            5.3%

IT SOLUTIONS (D)

Revenue                                    $   56,369     $   57,633    $  56,465     $  169,191      $  183,743

Gross profit                                   10,232         10,661       10,920         31,349          33,939
Gross profit margin                              18.2%          18.5%        19.3%          18.5%           18.5%


Operating profit                                  310            456        1,140          1,653           2,686
Operating profit margin                           0.6%           0.8%         2.0%           1.0%            1.5%

                                                    For the three months ended                        For the nine months ended
                                    ------------------------------------------------------------     -------------------------------
ENGINEERING SOLUTIONS REVENUE                  September 30,                       June 30,                 September 30,
                                    --------------------------------------                           -------------------------------
BY VERTICAL (E):                        2008                   2007                  2008             2008              2007
                                    ---------------      -----------------      ----------------     ------------    --------------

CDI Process and Industrial              $  112,528             $  119,179            $  116,672       $  349,632        $  352,812

CDI Government Services                     20,844                 17,641                21,257           61,946            51,388

CDI Aerospace                               18,382                 17,068                15,171           49,428            52,752
                                    ---------------      -----------------      ----------------     ------------    --------------

Total Engineering Solutions Revenue     $  151,754             $  153,888            $  153,100       $  461,006        $  456,952
                                      ================      =================      ================  =============== ===============

                                             CDI CORP. AND SUBSIDIARIES
                                        CONSOLIDATED EARNINGS RELEASE TABLES
                                                     (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             For the three months ended                For the nine months ended
                                                       ----------------------------------------------------- -----------------------
SELECTED EARNINGS DATA FROM                                     September 30,             June 30,         September 30,
                                                       ------------------------------                 -----------------------------
DISCONTINUED OPERATIONS (F):                                2008           2007            2008           2008       2007
------------------------------------------------       ------------  --------------- --------------   ----------- -----------------

Net Revenue                                            $          -  $ 36,720        $       -        $        -     $     117,168

Earnings from discontinued operations,
   before taxes                                                   -       443                -                 -             2,211

Income tax expense                                                -       166                -                 -               827
                                                       ------------  --------------- --------------   -----------    --------------
Earnings (loss) from discontinued operations,
   net of taxes                                                   -       277                -                 -             1,384
                                                       ------------  --------------- -------------- -------------    --------------
Gain from disposal of discontinued operations,
   net of taxes                                                   -     1,345                -                 -             1,345
                                                       ------------  --------------- -------------- -------------    --------------
Earnings from discontinued operations,
   net of taxes                                        $          -  $  1,622        $       -        $        -     $       2,729
                                                       ============  =============== ============== =============    ==============

   (a) Current quarter combined with the three preceding quarters' net earnings from continuing operations divided by the average shareholders' equity.

   (b) Current quarter combined with the three preceding quarters' pre-tax earnings from continuing operations divided by the average net assets. Net assets include total assets from continuing operations minus total liabilities from continuing operations excluding cash, external debt and income tax accounts.

   (c) Year-over-year change in operating profit from continuing operations divided by year-over-year change in revenue from continuing operations. The calculations for the three months ended June 30, 2008 and the three and nine months ended September 30, 2008 are not meaningful (NM) because both revenue and operating profit declined.

   (d) The Company has revised the reporting segments' prior year data for Engineering Solutions and IT Solutions for comparative purposes.

   (e) Effective with the second quarter of 2008, Engineering Solutions begain reporting on three verticals reflecting the decision to re-align the management and operations of Life Sciences into Process & Industrial. Prior periods have been revised to reflect the new operating structure.

   (f) In September 2007, the Company sold its Todays Staffing, Inc. subsidiary. Please see the Company's consolidated financial statements and the notes thereto for the year ended December 31, 2007 included in Form 10-K, filed with the Securities and Exchange Commission on March 7, 2008.